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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported):  December 31, 1997

                           NETWORK IMAGING CORPORATION
             (Exact name of registrant as specified in its charter)


    Delaware                       0-22970                   54-1590649
 (State or other                 (Commission              (I.R.S. Employer
 jurisdiction of                 File Number)           Identification Number)
 incorporation or
  organization)

 500 Huntmar Park Drive, Herndon, Virginia                       20170
  (Address of principal executive offices)                     (Zip code)

                                 (703) 478-2260
              (Registrant's telephone number, including area code)


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



Item 5.   OTHER EVENTS.

         The Company filed today with Nasdaq a pro forma balance sheet (the "Pro Forma Balance Sheet") evidencing the Company's compliance with the net tangible assets the Nasdaq Hearings Panel required the Company to have achieved by December 31, 1997. Accordingly, the Company anticipates that its Common Stock will continue to be listed on the Nasdaq National Market. A copy of the Pro Forma Balance Sheet is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by this reference.

         On October 30, 1997, the Company was given a temporary exception from the Nasdaq National Market listing requirements, conditioned on the Company's ability to file a pro forma balance sheet as of December 31, 1997, indicating net tangible assets of at least $6 million. The Pro Forma Balance Sheet evidences approximately $9.197 million in net tangible assets. As described in greater detail in the Pro Forma Balance Sheet, the Company's net tangible assets increased primarily as a result of (i) the closing of the private sale of the Series L Convertible Preferred Stock from which the Company received net proceeds of $2.99 million; (ii) the sale of Dorotech, S.A., a wholly owned subsidiary of the Company, for which the Company expects to realize a gain of $880,000; (iii) the conversion of $4 million under a line of credit with Fred Kassner to equity in the form of a Series M Preferred Stock; and (iv) the approval of the Series A Preferred Stockholders and the Common Stockholders to amend the terms of the Series A Preferred Stock, thereby enabling the Company to reclassify accrued dividends of $1.35 million as equity.

         The Pro Forma Balance Sheet is unaudited and includes a preliminary estimate of accumulated deficit at December 31, 1997, as required by Nasdaq in order for the Company to maintain its listing on the Nasdaq National Market. There can be no assurance that the Company's audited consolidated balance sheet as of December 31, 1997, and in particular its accumulated deficit following an audit of the Company's consolidated statements of operations, will not be materially different from the information presented in the Pro Forma Balance Sheet.

         This information is provided solely for the purpose of complying with the requirements delineated by Nasdaq pursuant to the exception recently granted to the Company. This information is not intended to be used by the investing public.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c )     Exhibits

Exhibit Number                    Description
--------------                    -----------

99.1                              Pro Forma Balance Sheet of the  Company  as of
                                  December 31, 1997.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Network Imaging Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         NETWORK IMAGING CORPORATION


Date: December 31, 1997                   By: /s/ Jorge R. Forgues
                                              --------------------
                                              Jorge R. Forgues
                                              Vice President of Finance and
                                              Administration, Chief Financial
                                              Officer and Treasurer